UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 27, 2008 (June 25, 2008)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events

On June 25, 2008, American Defense Systems, Inc. (the “Company”) issued a press release announcing that the Company had secured contracts from the U.S. Army and Marine Corps. to provide Crew Protection Up-Armor Kits and spare parts for multiple types of engineering and construction vehicles.  The total value of such contracts is $7.7 million and is expected to be realized during 2008.  Of the $7.7 million, $3.6 million represents the Company’s contract with the U.S. Army TACOM dated March 2008, as amended in June 2008.  $4.0 million of the $7.7 million is comprised of a $1.3 million task order issued in June 2008 under one of the Company’s U.S. Army TACOM contracts (Contract No. W56HZV-06-C-0038) and $2.7 million in task orders issued in June 2008 under another of the Company’s U.S. Army TACOM contracts (Contract No. W56HZV-05-D-0382).  The remaining portion of the $7.7 million is  comprised of supply contracts for spare parts with an approximate value of $68,000.

The value of the task orders has been included in the Company’s contract backlog amounts for 2008 previously disclosed in the Company’s Form 10 and Form 10-Q for the first quarter of 2008.  The $3.6 million contract has not been included in such previously disclosed backlog. The $68,000 supply contract has not and will not be included in the Company’s backlog as the Company does not include in backlog, component and hardware supply contracts because of their generally short-term nature.

Item 9.01                     Financial Statements and Exhibits.

(c)                                                          Exhibits

99.1                                                   Press Release dated June 25, 2008

The information contained in this Current Report on Form 8-K and in Exhibit 99.1 contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions, including, without limitation: the Company’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; the Company’s ability to contract further with the U.S. Department of Defense; the Company’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; the Company’s ability to obtain and maintain required security clearances; the Company’s ability to realize the full amount of revenues reflected in its backlog; the Company’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  For a more thorough discussion of these factors, please refer to “Risk Factors” on page 19 of Amendment No. 3 to the Company’s Registration Statement on Form 10, filed April 22, 2008.  The forward-looking statements contained in this report and on such exhibits are made only as of the date hereof.  We do not assume any obligation to update any of these forward-looking statements.

The information in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2008

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer